2022 First Quarter Earnings Webcast April 29, 2022 Black Eagle Dam at Sunset

Presenting Today 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward- looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. Bob Rowe CEO Crystal Lail Vice President & CFO Brian Bird President & COO

Financial results in line with expectations for the quarter… • Net income of $59.1 million or $1.08 diluted earnings per share • Non-GAAP EPS of $59.5 or $1.09 diluted earning per share • Expected long-term annual EPS growth rate of 3% - 6% • Reaffirming full year non-GAAP guidance of $3.20 - $3.40 per diluted share Commitment to Net Zero Carbon Emissions by 2050… Nearing completion of our 58 megawatt generating project in South Dakota… Site work underway at our 175 megawatt generating project in Montana… Ongoing Dividend Commitment… • Quarterly dividend of $0.63 per share payable June 30, 2022 (6/15/22 record date) Recent Highlights 3

Summary Financial Results 4 (1) (First Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

EPS Bridge to First Quarter 2022 5 First quarter earnings in line with our expectations. We estimate unfavorable weather in Q1 2022 resulted in a $0.6 million pretax detriment as compared to normal and a $0.7 million benefit as compared to Q1 2021. After-tax Earnings Per Share See slide 8 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure.

Utility Margin Bridge to Q1 2022 6 $2.8 Million (1.1%) increase in Utility Margin due to items that impact Net Income. Pre-tax Earnings NOTE: Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Operating Expense Bridge to Q1 2022 7 $5.8 Million (3.3%) increase in Operating Expenses due to items that impact Net Income. Pre-tax Earnings NOTE: Operating Expense excludes fuel, purchased supply and direct transmission expense.

Q1 2022 GAAP to Non-GAAP Earnings 8 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cash Flow 9 (First Quarter) Cash from Operating Activities increased by $130 million primarily due to: • $95.5 million increase* in collection of energy supply costs from customers incurred in the prior period, which includes costs incurred during a February 2021 prolonged cold weather event, and the under-collected position of Montana’s PCCAM for the July 2020 – June 2021 period; and • Refunds of approximately $20.5 million to our FERC regulated wholesale customers in the prior period. Funds from Operations increased by $15.3 million. * Includes $20.2 million for electric and $75.3 million for natural gas operations

2022 Earnings Bridge NorthWestern affirms 2022 earnings guidance range of $3.20 to $3.40 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Continued delay, or elimination, of fixed cost recovery mechanism for Montana electric; • A consolidated income tax rate of approximately 0% to 3% of pre-tax income; and • Diluted shares outstanding of approximately 55.6 million to 56.2 million. • An increased, yet more sustainable, level of operating expenses, along with dilution from equity financing of capital investment, is expected to be partially offset by organic growth and rate recovery*. • Dividend payout ratio is expected to exceed 60%-70% targeted range for 2022. • We continue to target a long-term earnings per share growth rate of 3%-6% off a 2020 base year. Note: “Rate Recovery” primarily a result of FERC formula rates and property tax trackers. Note: See “Detailed 2022 Earnings Bridge” slide in the Appendix for additional information. Guiding down to $3.20 to $3.40 primarily due to equity needed to support increased capital investment. 10

Capital Investment Forecast and Funding 11 $2.4 billion of low-risk capital investment forecasted over the next five years to address grid modernization and renewable energy integration. This sustainable level of capex is expected to drive annualized rate base growth of approximately 4%-5%. We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances under existing forward contracts. Financing plans are subject to change and balance our intention to protect our current credit ratings. (targeting a 14%-15% FFO to Debt ratio)

Hydro Conditions 12 Much needed snowfall blanketed Western Montana last week, improving Snow Water Equivalent percentages – now reporting only slightly below their thirty year medians. (Missouri, Madison & Clark Fork Rivers and West Rosebud Creek)

58 megawatt Bob Glanzer generating project in South Dakota…  Performance and emissions testing underway  Total construction costs of approximately $86 million ($80.8 million through March 31, 2022)  Commercial operation expected in May 2022 175 megawatt Yellowstone County generating project in Montana…  Construction began in April 2022  Total construction costs of approximately $275 million  (Approximately $50 million though March 31, 2022)  Current schedule anticipates commercial operation during the 2023-2024 winter season Montana electric and natural gas rate filing development and preparation…  Necessary to recover the costs and investments made to provide safe and reliable critical services  Expect to file in mid-2022 based upon a 2021 test year We anticipate including proposals to reduce regulatory lag, improve cash flow to support credit ratings and enable us to compete for investor capital that will fund necessary future investment Looking Forward 13 The Yellowstone County Generating Station will provide on-demand resources to support the variability of wind and solar projects coming onto our system and help serve our customers during extended periods of peak demand.

Our Net-Zero Vision 14 Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision.

Conclusion 15 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

16 Appendix

Increase in utility margin due to the following factors: $ 3.0 Higher electric transmission (demand due to market conditions and pricing) 0.7 Higher electric retail volumes (1.0) Lower natural gas retail volumes (0.5) Lower Montana natural gas production rates (annual step down) 0.6 Other $ 2.8 Change in Utility Margin Impacting Net Income 17 Utility Margin (First Quarter) (dollars in millions) Three Months Ended March 31, 2022 2021 Variance Electric $ 194.1 $ 189.9 $ 4.2 2.2% Natural Gas 65.3 66.4 (1.1) (1.7%) Total Utility Margin $ 259.4 $ 256.3 $ 3.1 1.2% (1) $ 1.6 Higher operating expenses recovered in revenue, offset in O&M expense 0.1 Higher property taxes recovered in revenue, offset in property tax expense (1.4) Lower revenue from higher production tax credits, offset in income tax expense $ 0.3 Change in Utility Margin Offset Within Net Income $ 3.1 Increase in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) Appendix

Increase in operating expenses due to the following factors: $ 1.9 Higher depreciation due to plant additions 1.3 Increase in uncollectible accounts (due to prior year collection of previously written off balances) 1.3 Higher technology implementation and maintenance expense 0.9 Higher labor and benefits (1) 0.6 Higher insurance expense (0.7) Lower property taxes due to a decrease in estimated state and local taxes 0.5 Other miscellaneous $ 5.8 Change in Operating Expense Items Impacting Net Income Operating Expenses 18 (First Quarter) (dollars in millions) Three Months Ended March 31, 2022 2021 Variance Operating & maintenance $ 52.8 $ 51.8 $ 1.0 1.9% Administrative & general 31.6 29.1 2.5 8.6% Property and other taxes 46.9 47.5 (0.6) (1.3%) Depreciation and depletion 48.9 47.0 1.9 4.0% Operating Expenses $ 180.2 $ 175.4 $ 4.8 2.4% $ 1.6 Operating and maintenance expenses recovered in trackers, offset in revenue 0.1 Property and other taxes recovered in trackers, offset in revenue (1.1) Pension and other postretirement benefits, offset in other income (1.6) Non-employee directors deferred compensation, offset in other income $ (1.0) Change in Operating Expense Items Offset Within Net Income $ 4.8 Increase in Operating Expenses $3.5 Appendix (1) We have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income, within the labor and benefits amount above in order to present the total change in labor benefits expenses. This change is offset below within this table as it does not affect our operating expenses.

Operating to Net Income 19 (dollars in millions) Three Months Ended March 31, 2022 2021 Variance Operating Income $ 79.2 $ 80.9 $ (1.7) (2.1%) Interest expense (23.7) (23.5) (0.2) (0.9%) Other income, net 4.7 5.6 (0.9) (16.1%) Income Before Taxes 60.2 63.1 (2.9) (4.6%) Income tax (expense) / benefit (1.1) 0.0 (1.1) N/A Net Income $ 59.1 $ 63.1 $ (4.0) (6.3%) (First Quarter) $0.2 million increase in interest expenses was primarily due to higher interest on borrowings under our revolving credit facilities and on long-term borrowings, partly offset by higher capitalization of AFUDC. $0.9 million decrease in other income includes approximately $1.6 million related to a decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, which is offset in general and administrative expense with no impact to net income, an increase in the non-service cost component of pension expense of $1.1 million. These unfavorable items are partly offset by higher capitalization of AFUDC. $1.1 million increase in income tax expense was primarily due lower flow-through repairs deductions and lower production tax credits. Appendix

Tax Reconciliation 20 Appendix (First Quarter)

2022 Earnings Bridge (detailed) 21 Assumptions included in the 2022 Guidance includes, but not limited to, the following major assumptions: • Normal weather in our electric and natural gas service territories; • Continued delay, or elimination, of the electric fixed cost recovery mechanism in Montana; • A consolidated income tax rate of approximately 0 to +3.0% of pre-tax income; and • Diluted average shares outstanding of approximately 55.6 million to 56.2 million. NorthWestern affirms its 2022 earnings guidance range of $3.20 - $3.40 per diluted share. Cash Tax Outlook We anticipate production tax and other credits to largely offset federal cash tax obligations into 2023. Effective Tax Rate Outlook Assuming no significant change in current tax legislation, we anticipate our effective tax rate to gradually increase to approximately 15% by 2026. * 2022 earnings drivers shown above are calculated using a 25.3% effective tax rate. The incremental tax impact line included above reflects anticipated changes in discrete tax items (such as tax repairs and meter deductions, production tax credits, and other permanent or flow-through items) from 2021 earnings to 2022 guidance. Appendix

EPS Range to Meet Guidance 22 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. Appendix

Rate Base & Authorized Return Summary 23 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 10 -14% of earnings from its jointly owned coal generation rate base.

De-risking the Montana Capacity Deficit NorthWestern has made significant progress to de-risk the capacity deficit between now and 2025. These near term capacity solutions allow time for clarity on Colstrip arbitration, further development in the western markets, and ongoing technological advances. We expect to submit an updated integrated resource plan by the end of 2022 or early 2023*, followed by an all-source competitive solicitation request for capacity available in 2026. * Due to the significant impact of our ownership in Colstrip Unit 4 to the capacity available in our portfolio, the outcome in the arbitration amongst the co- owners may affect the timing of the submission of this plan. 24 Appendix

Appendix

Alternative Capacity Considerations

Yellowstone County RICE Generation

Capacity 96.5%* Credit

175 MW
Nameplate Needed

$275 Million Cost to Build
($1,571 per kW)

$ $ $

Wind Farm

Capacity ~13% Credit

1,222 MW
Nameplate needed

$2.1 BILLION Cost to Build
($1,718 per kW)

$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$

Solar Farm

Capacity ~5% Credit

3,077 MW
Nameplate needed

$4.1 BILLION Cost to Build
($1,327 per kW)

$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$ $ $ $ $ $ $ $ $ $
$

We expect to build the 175MW nameplate Yellowstone County Reciprocating Internal Combustion Engine (RICE) generation facility for approximately $275 million with capacity generation output of roughly 160 MW*.

If we were to build wind or solar to provide the equivalent 160 MW of capacity, we estimate a range of roughly $2.1 billion to $4.1 billion in capital costs – roughly 8 to 15 times our RICE units investment.

Note: Each dollar sign above represents $100 million of investment and the shaded area below represents the land requirement, according to generation type, to provide required capacity.



Yellowstone County RICE Facility ~10 acres
Land Requirement
Solar Farm ~18,500 acres
Wind Farm ~60,400 acres

* Natural gas Reciprocating Internal Combustion Engine (RICE) facility capacity credit of 96.5% is further adjusted for altitude levels at our Yellowstone County location (160 MW capacity contribution versus 175 MW nameplate).

Note: Capacity Credit factors are based on Effective Load Carrying Capability (ELCC) as of Dec. 2021.

The cost per kW per fuel type Cost and Performance Characteristics of New Generating Technologies, Annual Energy Outlook 2022 (eia.gov)

Cost Calculation: 160 MW of capacity from Yellowstone County RICE Facility. 160 MW divided by Capacity Credit then times the cost per fuel type equals total capex investment.

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Quarterly PCCAM Impacts 26 Appendix In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. Pre-tax Millions

Qualified Facility Earnings Adjustment 27 Appendix Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Balance Sheet 28 Debt to Total Capitalization down from last year and remains within our targeted 50% - 55% range. Appendix

29 Segment ResultsAppendix (1) (1) (First Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

30 Electric SegmentAppendix (1) (First Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

31 Natural Gas SegmentAppendix (1) (First Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Explaining Utility Margin 32 (1) Utility Margin is a non-GAAP Measure. Appendix

Non-GAAP Financial Measures 33 Appendix

Non-GAAP Financial Measures 34 Appendix This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

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